Exhibit 99.1

HANA BIOSCIENCES ANNOUNCES SECOND QUARTER AND SIX MONTH 2007 RESULTS

South San Francisco, CA (August 6, 2007) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on advancing cancer care, today announced financial results for the three and six months ended June 30, 2007.

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Non-GAAP net loss of $7.3 million for the three months ended June 30, 2007 compared to $6.5 million for the three months ended June 30, 2006; GAAP net loss was $9.1 million for the three months ended June 30, 2007, which included a $1.8 million charge related to SFAS 123R employee stock-based compensation expense[1], compared to $20.7 million for the three months ended June 30, 2006. The GAAP net loss for 2006 included an $11.9 million one-time charge related to the accounting treatment of the company’s acquisition of product candidates from Tekmira Pharmaceuticals Corp. and a $2.3 million charge related to FAS 123R employee stock-based compensation expense.[1,2]

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Non-GAAP net loss of $13.2 million for the six months ended June 30, 2007 compared to $9.7 million for the six months ended June 30, 2006; GAAP net loss was $17.3 million for the six months ended June 30, 2007, which included a $4.1 million charge related to SFAS 123R employee stock-based compensation expense[1], compared to $24.1 million for the six months ended June 30, 2006. The GAAP net loss for 2006 included an $11.9 million one-time charge related to the accounting treatment of the company’s acquisition of product candidates from Tekmira  Pharmaceuticals Corp. and a $2.5 million charge related to SFAS 123R employee stock-based compensation expense.[1,2]

•	Cash used in operations was $14.0 million for the six months ended June 30, 2007. Hana ended the quarter with approximately $21.0 million in cash and cash equivalents and short-term investments.

“We are thrilled that our rebuilding efforts in the first half of the year have successfully allowed Hana Biosciences to begin a strong charge forward in the second half of 2007,” said Mark J. Ahn, Ph.D., President and CEO of Hana. “We have some ambitious goals for the remainder of the year, and are pleased to have already achieved a great deal by finding a strong partner in Par Pharmaceutical for Zensana and initiating enrollment in our registration program for Marqibo.”

A reconciliation2 between non-GAAP and GAAP earnings per share for the second quarter and year to date 2007 and 2006 is provided in the following table:

	Reported	Employee	Costs	Non-GAAP
	GAAP Basic	Stock	Associated	Basic and
	And Diluted	Compensation	with Tekmira	Diluted EPS
	EPS	Expense	Acquisition
Q2 2007	($0.31)	$0.06	$0.00	($0.25)
Q2 2006	($0.81)	$0.09	$0.48	($0.26)

YTD 2007	($0.59)	$0.14	$0.00	($0.45)
YTD 2007	($1.00)	$0.11	$0.50	($0.41)

Note: Amounts may not sum due to rounding.

2007 Progress to Date

✓	Marqibo® received Orphan Drug Designation, allowing a potential accelerated approval registration pathway in adult acute lymphoblastic leukemia (ALL).
✓	Alocrest™ Phase 1 is currently enrolling its fourth dosing cohort and is proceeding on track.
✓	Hana presented data in two general poster sessions at the 43rd Annual American Society of Clinical Oncology (ASCO) Annual Meeting.
✓	Lyn Wiesinger joined Hana’s Board of Directors and Leon E. Rosenberg was named Chairman of the Board.
✓	Steven R. Deitcher, M.D. was appointed as its Executive Vice President and Chief Medical Officer.
✓	Hana announced the licensing of North American commercial rights for Zensana™ to Par Pharmaceuticals.
✓	Hana initiated the Marqibo® relapsed ALL clinical trial.

Hana Biosciences’ management will host a conference call discussion today at 5:00pm EDT, 2:00pm PDT. Those interested in hearing management’s discussion may join the call by dialing (877) 407-8031 in the U.S./Canada. International participants may access the call by dialing (201) 689-8031. A replay of this call will be available for one month by dialing (877) 660-6853 U.S./Canada and (201) 612-7415 for International participants. When prompted, enter Account Number #286 and Conference ID #249279. Participants may also access a webcast of the conference call Hana's website at www.hanabiosciences.com.

Reconciliation of GAAP to Non-GAAP Net Loss

GAAP refers to generally accepted accounting principles in the United States of America. Hana’s non-GAAP net loss and loss per share excludes the impact of stock option expense related to the implementation of SFAS 123R. Hana is reporting non-GAAP results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. Hana provides these non-GAAP numbers to facilitate a comparison of its business from period to period and to allow investors to analyze its business results using the same measures Hana’s management uses to evaluate the company’s operating performance. Investors are encouraged to carefully consider Hana’s results under GAAP, as well as the non-GAAP reconciliation between these presentations, to more fully understand our business.

1 On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R (or SFAS 123R) using the modified prospective for share-based awards granted after the Company became a public entity and the prospective basis for share-based awards granted prior to the Company becoming a public entity.

2 Hana’s non-GAAP net loss and non-GAAP loss per share excludes the impact of the one-time upfront fees paid to Tekmira Pharmaceuticals and transaction fees paid as part of its acquisition of three product candidates. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. The company is committed to creating value by building a world-class team, accelerating the development of lead product candidates, expanding its pipeline by being the alliance partner of choice, and nurturing a unique company culture. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These forward-looking statements include without limitation, statements regarding the timing, progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates, including its Marqibo product candidate. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$14,368,012	$29,127,850
Available-for-sale securities	6,590,494	6,131,000
Prepaid expenses and other current assets	441,399	496,519
Total current assets	21,399,905	35,755,369

Property and equipment, net	417,885	424,452
Restricted cash	125,000	125,000
Total assets	$21,942,790	$36,304,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,193,112	$2,739,956
Accrued expenses	570,007	1,547,459
Accrued personnel related expenses	742,738	1,050,657
Accrued research and development costs	366,984	596,927
Total current liabilities	4,872,841	5,934,999

Commitment and contingencies:

Stockholders' equity:
Common stock; $0.001 par value:
100,000,000 shares authorized, 29,485,283 and 29,210,627 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	29,485	29,211
Additional paid-in capital	97,171,024	93,177,445
Accumulated other comprehensive income	--	20,000
Deficit accumulated during the development stage	(80,130,560)	(62,856,834)
Total stockholders' equity	17,069,949	30,369,822
Total liabilities and stockholders' equity	$21,942,790	$36,304,821

HANA BIOSCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
(Unaudited)

					Cumulative
					Period from
					December 6,
	Three Months Ended		Six Months Ended		2002 (date of inception) to
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007
Operating expenses:
Selling, General and administrative	$2,725,362	$2,576,308	$6,072,347	$3,560,283	$23,712,291
Research and development	6,473,793	18,368,374	11,711,697	20,946,506	58,373,740

Total operating expenses	9,199,155	20,944,682	17,784,044	24,506,789	82,086,031

Loss from operations	(9,199,155)	(20,944,682)	(17,784,044)	(24,506,789)	(82,086,031)
Other income (expense):
Interest income, net	313,392	249,426	704,958	384,752	2,276,534
Other expense, net	(189,388)	(8,800)	(194,640)	(16,692)	(321,063)
Total other income (expense)	124,004	240,626	510,318	368,060	1,955,471

Net loss	$(9,075,151)	$(20,704,056)	$(17,273,726)	$(24,138,729)	$(80,130,560)

Net loss per share, basic and diluted	$(0.31)	$(0.81)	$(0.59)	$(1.00)

Shares used in computing net loss per share, basic and diluted	29,383,420	25,640,398	29,334,829	24,037,103
Comprehensive loss:
Net loss	$(9,075,151)	$(20,704,056)	$(17,273,726)	$(24,138,729)
Unrealized gain (loss)	116,000	(156,000)	(20,000)	68,000

Comprehensive loss	$(8,959,151)	$(20,860,056)	$(17,293,726)	$(24,070,729)